Exhibit 4.4

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of December 27, 2016 by and among:

1. EHang Holdings Limited, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the “Company”);

2. Xavier Rising Limited, a business company incorporated and existing under the laws of the British Virgin Islands (“BVI 1”);

3. Genesis Rising Limited, a business company incorporated and existing under the laws of the British Virgin Islands (“BVI 2”);

4. Ballman Inc., a business company incorporated and existing under the laws of the British Virgin Islands (“BVI 3”, collectively with BVI 1 and BVI 2, the “BVI Companies”);

5. Ehfly Technology Limited, a company organized and existing under the laws of Hong Kong (the “HK Co.”);

6. Ehang Intelligent Equipment (Guangzhou) Co., Ltd. (亿航智能设备（广州）有限公 司), a limited liability company organized and existing under the laws of the People’s Republic of China (the “PRC”), as a wholly-owned subsidiary of the HK Co. (the “Guangzhou WFOE”);

7. Guangzhou EHang Intelligence Technology Co., Ltd. (广州亿航智能技术有限公司), a limited liability company organized and existing under the laws of the PRC (the “Guangzhou Domestic Co.”);

8. Beijing Chuangshi Intelligence Technology Co., Ltd. (北京创世智慧科技有限公司), a limited liability company organized and existing under the laws of the PRC, as a wholly-owned subsidiary of the HK Co. (the “Beijing WFOE”, together with the Guangzhou WFOE, the “WFOEs”);

9. Beijing Ehang Tianchuang Intelligence Technology Co., Ltd. (北京亿航天创智能科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “Beijing Domestic Co.”, and together with the Guangzhou Domestic Co., the “Domestic Companies”);

10. EHANG, Inc., a corporation duly incorporated and validly existing under the laws of the State of Delaware of the United States (the “US Co.”);

11. EHang GmbH, a corporation duly incorporated and validly existing under the laws of the Federal Republic of Germany (the “German Co.”);

12. Each of the persons as set forth in Schedule A-1 attached hereto (collectively, the “Founders” and each a “Founder”);

13. Each of the Persons (as defined below) as set forth in Schedule A-2 attached hereto (collectively, the “Series Seed Shareholders”);

14. Each of the Persons as set forth in Schedule A-3 attached hereto (collectively, the “Series A Shareholders”);

15. Each of the Persons as set forth in Schedule A-4 attached hereto (collectively, the “Series B Shareholders”); and

16. Each of the Persons as set forth in Schedule A-5 attached hereto (collectively, the “Series C Shareholders”; the Series A Shareholders, the Series B Shareholders, the Series C Shareholders and the Series Seed Shareholders are herein collectively referred to as the “Investors” or “Preferred Shareholders”; and for the avoidance of any doubts, if a shareholder of the Company concurrently holds Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series Seed Preferred Shares, such shareholder shall be deemed as a Series A Shareholder as to the Series A Preferred Shares it holds in the Company, a Series B Shareholder as to the Series B Preferred Shares it holds in the Company, a Series C Shareholder as to the Series C Preferred Shares it holds in the Company, and a Series Seed Shareholder as to the Series Seed Preferred Shares it holds in the Company).

The WFOEs and the Domestic Companies are referred to collectively herein as the “PRC Companies”, and each a “PRC Company”. The Company, the HK Co., the PRC Companies, the US Co. and the German Co. are referred to collectively herein as the “Group Companies”, and each, a “Group Company”. The Investors and the BVI Companies are referred to collectively herein as the “Shareholders”. Each Preferred Shareholder that, together with its Affiliates (as defined below), holds at least three percent (3%) of the Equity Securities (as defined below) of the Company is referred to herein as a “Major Preferred Shareholder”, and collectively, the “Major Preferred Shareholders”. “Equity Securities” means any and all ordinary shares of the Company (“Ordinary Shares”), securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Restated Articles (as defined below).

RECITALS

A. The Group Companies, the BVI Companies, certain of the Founders, the Series Seed Shareholders, the Series A Shareholders and the Series B Shareholders are parties to an Amended and Restated Shareholders Agreement dated August 21, 2015, as amended from time to time (the “Original Shareholders Agreement”).

B. The Company has entered into a Series C Preferred Share Purchase Agreement dated December 26, 2016 with the Series C Shareholders (the “Series C Share Purchase Agreement”), under which, among other things, the Company shall issue and allot series C redeemable and convertible preferred shares, par value US$0.0001 per share (the “Series C Preferred Shares”) to the Series C Shareholders. The Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are herein collectively referred to as the “Special Preferred Shares”; the Series Seed-1 Preferred Shares, Series Seed-2 Preferred Shares and Series Seed-3 Preferred Shares of the Company are herein collectively referred to as the “Series Seed Preferred Shares”; and the Special Preferred Shares and the Series Seed Preferred Shares are herein collectively referred to as the “Preferred Shares”.

C. In connection with the consummation of the transactions contemplated by the Series C Share Purchase Agreement and other documents related thereto, the parties hereto (collectively, the “Parties”, and each a “Party”) desire to enter into, among other things, this Agreement to replace the Original Shareholders Agreement in all respects for the governance, management and operations of the Group Companies and for the rights and obligations among the Shareholders and the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

INFORMATION RIGHTS; BOARD REPRESENTATION

Section 1.1 Information and Inspection Rights.

(a) Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Share is outstanding, the Group Companies shall deliver, to the Preferred Shareholders:

(i) unaudited annual consolidated financial statements, within one hundred twenty (120) days after the end of each fiscal year, prepared in conformance with the U.S. generally accepted accounting principles (“US GAAP”) or such other accounting standards agreed by the board of directors of the Company (the “Board”) (including the Series A Director (as defined below), the Series B Director (as defined below) and the Series C Director (as defined below)) and, upon request of the Series A Director, the Series B Director or the Series C Director, audited by an accounting firm acceptable to the Board (including the Series A Director, the Series B Director and the Series C Director);

(ii) unaudited quarterly consolidated financial statements, within forty-five (45) days after the end of each calendar quarter, prepared in conformance with the US GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with US GAAP);

(iii) an annual capital expenditure, operation results and operations budget for the Group Companies for the following fiscal year, no later than thirty (30) days prior to the end of each fiscal year;

(iv) copies of all Company documents or other Company information sent to any shareholder; and

(v) promptly upon the written request by any Preferred Shareholder, such other information as such Preferred Shareholder shall reasonably request from time to time, including, without limitation, the most recent version of the investment agreements, documents relating to subsequent financing or company management, and a copy of the official articles of association or other constitutional documents of the Group Companies (the above rights, collectively, the “Information Rights”). All financial statements to be provided to the Preferred Shareholders pursuant to this Section 1.1(a) shall be in English and shall include an income statement, a balance sheet, a cash flow statement for the relevant period as well as for the fiscal year to-date and the analysis comparing the actual fiscal results to the annual budget and shall be prepared in conformance with the US GAAP.

(b) Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Share is outstanding, without material interruption of normal business of the Group Companies, each of the Preferred Shareholders shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel, financial advisors, and investment bankers, and (iii) the right to appoint independent auditor to examine the accounts of the Group Companies (the auditing expense of any Preferred Shareholder who reasonably requests to conduct such examination shall be borne by the requesting Preferred Shareholder, unless any non-compliance of any Group Company in material aspects is found during such examination, in which case, the auditing expense shall be borne by the Group Companies) (the “Inspection Rights”).

(c) Termination of Rights. The Information Rights and Inspection Rights shall terminate upon the closing of a firm commitment underwritten public offering of the Ordinary Shares (or depositary receipts or depositary shares therefor) in the United States pursuant to an effective registration statement under the United States Securities Act of 1933 (as amended and together with any successor statute, the “Securities Act”), with an offering price per share (net of underwriting commissions and expenses) that reflects the valuation of the Company immediately prior to such offering of at least US$780,000,000 and that results in gross proceeds to the Company of at least US$120,000,000, or in a public offering of the Ordinary Shares in the Hong Kong SAR or any other jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange approved by the Board (including the approval of the Series A Director, the Series B Director and the Series C Director), so long as the offering price per share (net of underwriting commissions and expenses) satisfies the foregoing pre-offering valuation and gross proceeds requirements, in each case, unless such requirements are waived by the Board (including the affirmative vote of the Series A Director, the Series B Director and the Series C Director) (a “Qualified IPO”).

Section 1.2 Board of Directors. The Third Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”) shall provide that the Board shall consist of seven (7) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles.

(a) Effective from the date hereof,

(i) GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. (collectively, “GGV”) (so long as collectively they continue to hold at least 2.5% of the Company’s share capital on a fully diluted basis) shall be entitled to appoint one (1) director (the “Series A Director”);

(ii) Zerotoone Holdings Limited and GP TMT Holdings Limited (collectively “GP Capital”) (so long as collectively they continue to hold at least 2.5% of the Company’s share capital on a fully diluted basis) shall be entitled to appoint one (1) director (the “Series B Director”) (for the avoidance of doubt, the appointment, removal or change of the Series B Director shall be agreed by the holder(s) of at least a majority of the aggregate Series B Preferred Shares then currently held by GP Capital);

(iii) Dragon Chariot Limited (“DCL”) (so long as it continues to hold at least 2.5% of the Company’s share capital on a fully diluted basis) shall be entitled to appoint one (1) director (the “Series C Director”); and

(iv) the Founders shall be entitled to jointly appoint four (4) directors.

(v) Each of CEF and Zhen Fund (in each case, so long as it continues to hold any share in the Company) shall be entitled to designate one individual that is an employee or officer of it or any of its Affiliates (each, an “Observer”) to attend all meetings of the Board or any committee of the Board (whether in person, by telephone or otherwise) in a non-voting observer capacity. Consistent with this right, the Company shall provide each Observer notice of any such Board or committee meetings, as well as copies of all minutes, consents and other materials provided to the directors of the Company.

(b) With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at no more than seven (7) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 1.2(a), and (iii) against any nominees not designated pursuant to Section 1.2(a). Any director designated pursuant to Section 1.2(a) may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such director pursuant to Section 1.2(a), and the Parties agree not to seek, vote for or otherwise effect the removal of any such director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a director on the Board shall have the exclusive right at any time or from time to time to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and give written consents in lieu thereof) in support of the foregoing.

(c) Subject to the provisions of the Restated Articles, the directors may regulate their proceedings as they think fit, provided however that board meetings shall be held at least once every three (3) months unless the Board otherwise approves (so long as such approval includes the approval of the Series A Director, the Series B Director and the Series C Director) and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all directors entitled to receive notice of the meeting at least two (2) days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons promptly following such meeting. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than four (4) directors, which directors in each case shall include the Series A Director, the Series B Director and the Series C Director. The Company shall reimburse the directors for all reasonable out-of-pocket (travel and lodging) expenses incurred in connection with attending any meetings of the Board and any committee thereof. All Directors shall each have one (1) vote per Director on all matters that are presented to the Board for approval.

(d) The provisions under this Section 1.2 shall terminate upon the earlier to occur of (i) the closing of a Qualified IPO, or (ii) a Liquidation Event (as defined in the Restated Articles).

Section 1.3 The Group Companies. Upon reasonable request by the Investors in writing, the PRC Companies, the US Co., the German Co. and the HK Co. shall have the same number of directors as the Company, and the Investors shall be entitled to appoint the same number of directors to each of the PRC Companies, the US Co., the German Co. and the HK Co. as they are entitled to appoint to the Board. The provisions under this Section 1.3 shall terminate upon the earlier to occur of (i) the closing of a Qualified IPO, or (ii) a Liquidation Event.

Section 1.4 D&O Insurance; Indemnification. At such time as may be requested by the Series A Director, the Series B Director or the Series C Director, the Company shall purchase, and thereafter shall maintain, directors’ and officers’ liability insurance on terms and with policy amounts approved by the Board, including at least the Series A Director, the Series B Director and the Series C Director, in relation to any Person who is or was a director or an officer of the Company, against any liability asserted against the Person and incurred by the Person in that capacity, except to the extent otherwise agreed by the Board, including the Series A Director, the Series B Director and the Series C Director. To the maximum extent permitted by the law of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless the Series A Director, the Series B Director, the Series C Director and the Investors and shall comply with the terms of the indemnification agreements with the Series A Director, the Series B Director, the Series C Director and the Investors.

Section 1.5 No Liability for Board Designees. No Shareholder, nor any Affiliate of any Shareholder, shall have any liability as a result of designating a Person for election as a director for any act or omission by such designated Person in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement. For purpose of this Agreement, “Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an entity, shall include any Person who holds shares as a nominee for such entity, and (c) in respect of an entity, shall also include (i) any shareholder of such entity, (ii) any entity or individual which has a direct and indirect interest in such entity (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such entity, its shareholder, the general partner or the fund manager of such entity or its shareholder, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals. “Person” shall mean any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity. “Control” shall mean the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

ARTICLE II

REGISTRATION RIGHTS.

Section 2.1 Applicability of Rights. The terms of this Article II are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(a) it is their intention that, whenever this Agreement refers to a law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

(b) if the Company intends to list its securities outside the United States of America, it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Requisite Preferred Holders (as defined in the Restated Articles), to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders (as defined below) will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

Section 2.2 Definitions. For purposes of this Article II:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with the Securities Act.

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable pursuant to conversion of any issued and outstanding Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b), and (3) any other Ordinary Shares owned or hereafter acquired by the holders of Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Article II are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act without volume restrictions or analogous rules of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d) Holder. For purposes of this Article II, the term “Holder” means any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Article II have been duly assigned in accordance with this Agreement.

(e) Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders (not to exceed US$50,000), “blue sky” fees and expenses, fees and expenses charged by share registrar and depository agent and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

Section 2.3 Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) the third (3rd) anniversary of the date of this Agreement or (ii) six (6) months following the effectiveness of a registration statement for a Qualified IPO, receive a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act covering the registration of the Registrable Securities pursuant to this Section 2.3, then the Company shall, within fifteen (15) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). The Company shall be obligated to effect no more than two (2) registrations pursuant to this Section 2.3. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction. In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-3.

(b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least fifty percent (50%) of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period (other than a registration relating solely to the sale of securities of participants in a Company share plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered). A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

Section 2.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of Preferred Shares without the consent in writing of the Holders of at least a majority of the Ordinary Shares issuable or issued upon conversion of the Preferred Shares, which majority shall include the Ordinary Shares issuable or issued upon conversion of the majority of the Special Preferred Shares.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

(d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

Section 2.5 Form F-3. In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then:

(a) Notice. The Company will promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. The Company shall use commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i) if Form F-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$2,000,000;

(iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company share plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(a); or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

Section 2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 and 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 and 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 or Section 2.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

Section 2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) a copy of the opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

Section 2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 and 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

Section 2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 and 2.5:

(a) By the Company. To the extent permitted by law and its memorandum and articles of association, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 2.10 No Registration Rights to Third Parties. Without the prior written consent of the Requisite Preferred Holders, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Article II, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

Section 2.11 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

Section 2.12 Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, without the consent of the Company or the underwriters managing the initial public offering of the Company’s securities, it will not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such initial public offering as may be requested by the underwriters, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto. The Company shall use its best efforts to take all reasonable steps to shorten such lock-up period. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other officers, directors and greater than one percent (1%) shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

Section 2.13 Termination. The registration rights in this Article II shall terminate upon the earlier of (i) the fifth (5th) anniversary of a Qualified IPO, (ii) with respect to shares held by a Holder when such Holder together with its Affiliates can sell all of its Registrable Securities in reliance of Rule 144 without transfer restrictions, and (iii) after the consummation of a Liquidation Event.

ARTICLE III

RIGHT OF PARTICIPATION.

Section 3.1 General. Each holder of Special Preferred Shares and Zhen Partners Fund II, L.P. (“Zhen Fund”), including each holder of Special Preferred Shares or Series Seed Preferred Shares to which rights under this Article III have been duly assigned in accordance with Article V (hereinafter referred to as a “Participation Rights Holder”), shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

Section 3.2 Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares then outstanding (calculated on a fully-diluted and as-converted basis) immediately prior to the issuance of the New Securities giving rise to the Right of Participation.

Section 3.3 New Securities. “New Securities” shall mean any preferred shares, Ordinary Shares or other voting shares of the Company and rights, options or warrants to purchase such preferred shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such preferred shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include securities exempted from the definition of “New Shares” in Article 39 of the Restated Articles.

Section 3.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such twenty (20) day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant, other than a Participating Rights Holder who fails or declines to exercise its Right of Participation in accordance with subsection (a) above, shall have five (5) business days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants.

(c) Each Right Participant shall be obligated to buy such number of New Securities in accordance with the terms of Section 3.4 and the Company shall so notify the Right Participants within twenty (20) business days following the date of the Second Participation Notice. The transaction in connection with the New Securities shall be consummated within forty-five (45) days after the expiration of the Second Participation Period.

Section 3.5 Failure to Exercise. Upon the expiration of the Second Participation Period, the Company shall have one hundred and twenty days (120) days thereafter to sell the New Securities described in the First Participation Notice (with respect to any remaining New Securities) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice, provided that the prospective purchaser of such New Securities shall comply with this Agreement and the Restated Articles, as may be amended from time to time, to the fullest extent. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty days (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Article III.

Section 3.6 Termination. The Right of Participation for each Participation Rights Holder shall terminate upon (i) the closing of a Qualified IPO or (ii) a Liquidation Event.

ARTICLE IV

TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL; CO-SALE RIGHTS.

Section 4.1 Certain Definitions. For purposes of this Article IV, “ROFR Shares” means (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon exercise of outstanding options or warrants, and (iii) the Ordinary Shares issued or issuable upon conversion of any outstanding convertible securities (other than the Preferred Shares); “Special Preferred Shareholder” means each holder of Special Preferred Shares and its permitted assignees to whom its rights under this Article IV have been duly assigned in accordance with this Agreement; and “ROFR Shareholder” means any holder of Ordinary Shares, other than the holder of Ordinary Shares issued or issuable upon conversion of the Company’s outstanding Preferred Shares.

Section 4.2 Right of First Refusal. Subject to Section 4.5 of this Agreement, if any ROFR Shareholder of the Company proposes to directly or indirectly sell, assign, pledge, hypothecate, transfer, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to all or any part of any interest (“Transfer”) in any ROFR Shares held by or issuable to it (the “Selling Shareholder”), then such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each Special Preferred Shareholder prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of ROFR Shares (or securities convertible into or exercisable for ROFR Shares) to be sold or transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. For the avoidance of doubt, the Special Preferred Shares and any Ordinary Shares issuable upon conversion thereof shall not be subject to the restrictions on Transfer set forth in this Article IV.

(a) Option of the Special Preferred Shareholders.

(i) Each Special Preferred Shareholder shall have an option for a period of thirty (30) days following receipt of the Transfer Notice (the “First Refusal Period”) to elect to purchase all or a portion of the Offered Shares, at the same price and subject to the same terms and conditions as described in the Transfer Notice (the “Right of First Refusal”). Each Special Preferred Shareholder may exercise the Right of First Refusal and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder, the Company and each other Special Preferred Shareholder in writing (the “First Refusal Notice”) before expiration of the First Refusal Period as to the number of shares that it wishes to purchase. The First Refusal Notice shall set forth the number of Offered Shares that such Special Preferred Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Special Preferred Shareholder.

(ii) In the event any Special Preferred Shareholder elects not to purchase its First Refusal Allotment of the Offered Shares available under Section 4.2(a)(i) within the First Refusal Period, then the Selling Shareholder shall promptly give written notice (the “Overallotment Notice”) to each Special Preferred Shareholder that has elected to purchase all of its First Refusal Allotment of the Offered Shares (each a “Fully Participating Special Preferred Shareholder”), which notice shall set forth the number of remaining Offered Shares not purchased by the other Special Preferred Shareholders (“Overallotment Shares”), and shall offer the Fully Participating Special Preferred Shareholders the right to acquire its First Refusal Allotment of the Overallotment Shares. Each Fully Participating Special Preferred Shareholder shall have ten (10) days after delivery of the Overallotment Notice (the “Overallotment Period”) to deliver a written notice to the Selling Shareholder (the “Participating Overallotment Notice”) of its election to purchase its First Refusal Allotment of the Overallotment Shares on the same terms and conditions as set forth in the Transfer Notice, and such Participating Overallotment Notice shall also indicate the maximum number of the Overallotment Shares that such Fully Participating Special Preferred Shareholder will purchase in the event that any other Fully Participating Special Preferred Shareholder elects not to purchase its First Refusal Allotment of the Overallotment Shares.

(b) First Refusal Allotment. Each Special Preferred Shareholder shall have the right to purchase that number of the Offered Shares or Overallotment Shares, as the case may be (the “First Refusal Allotment”), equivalent to the product obtained by multiplying the aggregate number of the Offered Shares or Overallotment Shares, as the case may be, by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Special Preferred Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all Special Preferred Shareholders at the time of the transaction who have the right of first refusal to purchase the applicable shares and have elected to participate in such right of first refusal purchase. A Special Preferred Shareholder shall not have a right to purchase any of Overallotment Shares, unless it exercises its right of first refusal within the First Refusal Period, to purchase up to all of its First Refusal Allotment of the Offered Shares. To the extent that any Special Preferred Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Special Preferred Shareholders shall, at the exercising Special Preferred Shareholders’ sole discretion, within five (5) days after the end of the First Refusal Period, make such adjustment to the First Refusal Allotment of each exercising Special Preferred Shareholder so that any remaining Offered Shares may be allocated to those Special Preferred Shareholders exercising their rights of first refusal on a pro rata basis.

(c) Purchase Price and Payment. The purchase price for the Offered Shares to be purchased by the Special Preferred Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Selling Shareholder and the Special Preferred Shareholders, absent fraud or error. The transaction shall be closed within forty-five (45) days following the date of the Transfer Notice and the payment of the purchase price shall be made by wire transfer or check as directed by the Selling Shareholder.

(d) Expiration Notice. Within ten (10) days after the expiration of the Overallotment Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the Special Preferred Shareholders specifying either (i) that all of the Offered Shares were subscribed by the Special Preferred Shareholders exercising their rights of first refusal, or (ii) that the Special Preferred Shareholders have not subscribed for any or all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co-sale right of the holders of the Special Preferred Shares described in the Section 4.3 below.

(e) Rights of a Selling Shareholder. If any Special Preferred Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the Special Preferred Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Special Preferred Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Special Preferred Shareholder together with an executed instrument of transfer.

Section 4.3 Special Preferred Shareholder’s Co-Sale Right. In the event that the Special Preferred Shareholders have not exercised their right of first refusal with respect to any or all of the Offered Shares, then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.2 above shall be subject to co-sale rights under this Section 4.3 and each Special Preferred Shareholder who has not exercised any of its right of first refusal with respect to the Offered Shares shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Special Preferred Shareholder (the “Co-Sale Notice”) within thirty (30) days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares or Preferred Shares (on both an absolute and as-converted to Ordinary Shares basis) that such participating Special Preferred Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Special Preferred Shareholder. To the extent one or more of the Special Preferred Shareholder exercise such right of participation in accordance with the terms and conditions set forth below, the number of Ordinary Shares or Preferred Shares that such Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Special Preferred Shareholder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each Special Preferred Shareholder may sell all or any part of that number of Ordinary Shares (on an as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Special Preferred Shareholder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Special Preferred Shareholders who elect to exercise their co-sale rights (if any Special Preferred Shareholder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder (“Co-Sale Pro Rata Portion”).

(b) Transferred Shares. Each participating Special Preferred Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser an executed instrument of transfer and one or more certificates which represent:

(i) the number of Ordinary Shares (on an as-converted basis) which such Special Preferred Shareholder elects to sell;

(ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Special Preferred Shareholder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Special Preferred Shareholder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to Special Preferred Shareholder. The share certificate or certificates that the participating Special Preferred Shareholder delivers to the Selling Shareholder pursuant to Section 4.3(b) shall be transferred to the prospective purchaser and the Company’s register of members shall be updated in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Special Preferred Shareholder that portion of the sale proceeds to which such Special Preferred Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Special Preferred Shareholder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any ROFR Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Special Preferred Shareholder.

(d) Right to Transfer. To the extent the Special Preferred Shareholders do not elect to purchase, or to participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Special Preferred Shareholders of the Transfer Notice, conclude a transfer of the remaining Offered Shares covered by the Transfer Notice and not elected to be purchased by the Special Preferred Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. The Selling Shareholders shall cause any prospective purchaser of such shares to comply with this Agreement and Restated Articles, as may be amended from time to time, to the fullest extent. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any ROFR Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Special Preferred Shareholders and the co-sale right of the Special Preferred Shareholders and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.2 and 4.3 of this Agreement.

Section 4.4 Permitted Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Special Preferred Shareholders as set forth in the Section 4.2 and Section 4.3 above shall not apply to

(i) any sale or transfer of ROFR Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination (either voluntary or involuntary) of employment or consulting relationship, or

(ii) any sale or transfer of Ordinary Shares by any of Huazhi Hu, Yifang Xiong and Shang-Wen Hsiao and/or such Founder’s BVI Company so long as, after such sale or transfer, such Founder and/or his BVI Company will continue to hold 90% or more of the Ordinary Shares held by such Founder and/or his BVI Company as of August 21, 2015 (appropriately adjusted for any share split, dividend, combination or other recapitalization).

Section 4.5 Prohibited Transfers. Except for transfers by a holder of ROFR Shares to its permitted transferees as provided in Section 4.4 above, none of the holders of Ordinary Shares (other than the holder of Ordinary Shares issued or issuable upon conversion of the Company’s outstanding Preferred Shares) shall, without the prior written consent of the holders of a majority of the then outstanding Special Preferred Shares, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions, directly or indirectly any Company securities held by him, her or it to any Person on or prior to a Qualified IPO. Any attempt by a party to sell or transfer ROFR Shares in violation of this Article IV shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the requisite written consent.

Section 4.6 Notwithstanding anything to the contrary, Sections 4.2 and 4.3 and 4.5 shall not apply to any proposed transfer of Special Preferred Shares or Ordinary Shares issued or issuable upon conversion of the Special Preferred Shares by any holders of Special Preferred Shares, without prejudice to the rights of the Special Preferred Shareholders to purchase any Offered Shares to be transferred by any other shareholders pursuant to Sections 4.2 and 4.3.

Section 4.7 The Shareholders specifically agree that the restrictions with regard to the transfer of the ROFR Shareholders’ shares in the Company as described under this Article IV shall apply equally to transfer of the shares of the BVI Companies, as if each of the provisions under this Article IV has been repeated under this Section 4.7 with regard to transfer of the shares of the BVI Companies except that the reference to the shares in the Company has been revised to refer to the shares in the BVI Companies, as applicable, so that the result of such restrictions on the indirect transfer of the shares in the Company by transferring the shares in the BVI Companies is the same as if the BVI Companies directly transfer the relevant shares in the Company.

Section 4.8 Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein, without the prior written approval of the holders of a majority of the then outstanding Special Preferred Shares:

(a) None of the Founders shall, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by him in the BVI Companies to any Person; and (ii) none of the BVI Companies shall, and each Founder shall cause the BVI Companies not to, issue to any Person any equity securities of the BVI Companies or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the BVI Companies.

(b) None of the Founders and the BVI Companies shall, or shall cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him or the BVI Companies respectively in the Company to any Person. Any transfer in violation of this Section 4.8 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(c) None of the Group Companies shall, and each Founder shall cause any Group Company not to, issue to any Person any equity securities of such Group Company, or any options (except for any option issued under any employee and advisor stock option plan approved by the Board, including the affirmative votes of the Series A Director, the Series B Director and the Series C Director) or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Group Company.

(d) None of the Founders, the Company, the HK Co. and US Co. shall, or shall cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest in any PRC Company held or controlled by them to any Person. Any transfer in violation of this Section 4.8 shall be void and the PRC Companies hereby agree they will not effect such a transfer nor will they treat any alleged transferee as the holder of such equity interest.

Section 4.9 Guarantees by the Founders. The Founders hereby jointly and severally guarantee and warrant the performance of the obligations of the BVI Companies under this Agreement.

Section 4.10 Legend.

(a) Each certificate representing the ROFR Shares (other than Ordinary Share issued upon conversion of the Special Preferred Shares) shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.10(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Article IV.

Section 4.11 Term. The provisions under this Article IV shall terminate upon the earlier to occur of (i) the closing of a Qualified IPO, or (ii) a Liquidation Event.

ARTICLE V

ASSIGNMENT AND AMENDMENT.

Section 5.1 Assignment and Amendment. Notwithstanding anything herein to the contrary:

(a) Information Rights; Registration Rights. The Information and Inspection Rights under Section 1.1 may not be assigned by any Investor provided, however, that an Investor that is a venture capital fund may assign or transfer such rights to its Affiliates. The registration rights of the Holders under Article II may be assigned (but only with all related obligations) to any Holder or to any Person acquiring Registrable Securities from such Holder that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or shareholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder or any of such Holder’s family members, or (c) after such assignment or transfer, holds any share of Registrable Securities (appropriately adjusted for any share split, dividend, combination or other recapitalization). Notwithstanding the foregoing, in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Article V.

(b) Right of Participation; Right of First Refusal; Co-Sale Right. The rights of the Special Preferred Shareholders under Article III and IV and the rights of Zhen Fund under Article III are fully assignable in connection with a transfer of shares of the Company by such Special Preferred Shareholders or Zhen Fund, as the case may be; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Special Preferred Shareholders or Zhen Fund, as the case may be, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

Section 5.2 Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the holders of Series A Preferred Shares, by Persons or entities holding a majority of the Series A Preferred Shares then outstanding and their permitted assigns; provided, however, that any holder of Series A Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series A Preferred Shares or their assigns; (iii) as to the holders of Series B Preferred Shares, by Persons or entities holding a majority of the Series B Preferred Shares then outstanding and their permitted assigns; provided, however, that any holder of Series B Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series B Preferred Shares or their assigns; (iv) as to the holders of Series C Preferred Shares, by Persons or entities holding a majority of the Series C Preferred Shares then outstanding and their permitted assigns; provided, however, that any holder of Series C Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series C Preferred Shares or their assigns; (v) as to the holders of Series Seed Preferred Shares, by Persons or entities holding a majority of the Series Seed Preferred Shares then outstanding and their permitted assigns; provided, however, that any holder of Series Seed Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series Seed Preferred Shares or their assigns; and (vi) as to the holders of Ordinary Shares, by Persons or entities holding a majority of the Ordinary Shares then outstanding and their assigns; provided, however, that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Ordinary Shares or their assigns. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Company, the holders of Series A Preferred Shares, the holders of Series B Preferred Shares, the holders of Series C Preferred Shares, the holders of Series Seed Preferred Shares, the holders of Ordinary Shares and their respective assigns; provided, however, that any amendment to this Agreement which adversely affects any holder of Preferred Shares in a manner disproportionally different than the other holders of Preferred Shares will not be effected against such holder of Preferred Shares without such holder’s consent. Notwithstanding the foregoing, (i) the rights under Section 1.2(a) or any section that require the approval of the Series A Director shall not be amended or waived without the prior written consent of GGV, (ii) the rights under Section 1.2(a) or any section that require the approval of the Series B Director shall not be amended or waived without the prior written consent of GP Capital, and (iii) the rights under Section 1.2(a) or any section that require the approval of the Series C Director shall not be amended or waived without the prior written consent of DCL.

ARTICLE VI

CONFIDENTIALITY AND NON-DISCLOSURE.

Section 6.1 Disclosure of Terms. The terms and conditions of this Agreement, the Original Shareholders Agreement, the Series A Share Purchase Agreements, the Series B Share Purchase Agreements and the Series C Share Purchase Agreement, and all exhibits attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

Section 6.2 Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms unless the final form of such press release is approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

Section 6.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such Persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

Section 6.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Original Shareholders Agreement, the Series A Share Purchase Agreements, the Series B Share Purchase Agreements and the Series C Share Purchase Agreement, any of the exhibits attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Article VI, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy, provided, however, that any Investor will only be required to provide such prompt written notice and use reasonable efforts to seek a protective order if such request is specifically directed at and solely related to this Agreement or the other transaction documents or the Financing Terms (and not a general request or general order that is broader in scope). In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

Section 6.5 Other Information. The provisions of this Article VI shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

Section 6.6 Notices. All notices required under this section shall be made pursuant to Section 10.1 of this Agreement.

ARTICLE VII

PROTECTIVE PROVISIONS.

Section 7.1 In addition to such other limitations as may be provided in the Restated Articles, for so long as any Special Preferred Shares are outstanding, the following acts of the Group Companies, whether in a single transaction or series of related transactions, whether directly or indirectly and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, shall require the prior written approval of the holders of a majority of the then outstanding Special Preferred Shares (if any), voting as a separate class:

(a) any material change to the business scope, or nature of the business of any Group Company, engagement in or investment in any new line or business or cessation of any existing business line of any Group Company;

(b) any liquidation, dissolution or winding up of any Group Company, any consummation of a Liquidation Event or effecting any other merger or consolidation;

(c) any sale, transfer, license, pledge or encumbering any technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

(d) any increase, decrease or cancellation of any authorized or outstanding shares of any Group Company, or any issuance, distribution, purchase or redemption of any shares, or securities convertible into or carrying a right of subscription in respect of any shares or any warrant or any grant or issuance of options (other than pursuant to an equity incentive plan approved by the Board, including the Series A Director, the Series B Director and the Series C Director);

(e) any amendment of Restated Articles or other charter documents of any Group Company which alters or adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Special Preferred Shares;

(f) any action that results in the payment or declaration of a dividend or other distribution on any Ordinary Shares or Preferred Shares; or

(g) any merger, consolidation or amalgamation of any Group Company with any other entity or entities or any spin-off, sub-division, or any other transaction of a similar nature or having a similar economic effect as any of the foregoing, or other forms of restructuring of any Group Company.

For the avoidance of doubt, if any of the foregoing matters requires the approval by way of a Special Resolution (as defined in the Restated Articles), and if the Shareholders vote in favor of such act but the approval of the holders of a majority of the then outstanding Special Preferred Shares has not been obtained, then the holders of then outstanding Special Preferred Shares who voted against such Special Resolution at a meeting of the shareholders shall together carry 34% of the votes on such Special Resolution with such votes being divided equally among such holders of the then outstanding Special Preferred Shares.

Section 7.2 In addition to such other limitations as may be provided in the Restated Articles, the following acts of the Group Companies, whether in a single transaction or series of related transactions, whether directly or indirectly and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, shall require the prior written approval of the Board (which approval includes the approval of the Series A Director (for so long as any Series A Preferred Shares are outstanding), the Series B Director (for so long as any Series B Preferred Shares are outstanding) and the Series C Director (for so long as any Series C Preferred Shares are outstanding), whose approval shall not be unreasonably withheld, delayed or conditioned):

(a) any appointment or change of the auditors, accounting policies, internal controls over financial reporting or the financial year of any Group Company;

(b) any appointment, removal, replacement of the chief executive officer, the president, the chief financial officer (or financial vice president or financial controller), the chief technology officer and the chief operating officer of any Group Company, including approving any option plans;

(c) any settlement or alteration of any employment agreement, salaries, bonuses or other incentive plans of any key management (including but not limited to the Key Employees (as defined in the Series C Share Purchase Agreement));

(d) any approval or material amendment to the annual accounts or budget or business or operating plan of any of the Group Companies, including the capital expenditure plan;

(e) any material change to the business scope, or nature of business of any Group Company, engagement in or investment in any new line or business or cessation of any existing business line of any Group Company;

(f) any equity investment or entering into any joint venture with any person;

(g) any approval of or adjustments or modification to the terms of any transaction involving the interest of any director, officer, management member or shareholder of any of the Group Companies, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness or liabilities of any director, officer, management member or shareholder of the Group Companies;

(h) any sale, transfer, license, pledge or encumbrance of any technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

(i) any increase in compensation of any employee of any Group Company with monthly salary of at least RMB100,000 by more than forty percent (40%) in a twelve (12) month period;

(j) the adoption, amendment or termination of, or change in the share reserve under, any equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(k) the determination of the exercise price for any share options or other equity incentives;

(l) any initial public offering of any equity securities of any Group Company; determination of the listing venue, timing, valuation and other terms of the initial public offering;

(m) any acquisition of or any investment in or making any capital commitment or expenditure in excess of US$2,000,000 (or its equivalent in other currency or currencies) at any time in respect of one transaction or in excess of US$10,000,000 (or its equivalent in other currency or currencies) in a series of related transitions in any financial year of any of the Group Companies, other than pursuant to the annual budget and business plan approved by the Board, including the Series A Director, the Series B Director and the Series C Director;

(n) any creation, authorization or issuance of any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the assets or rights of any Group Company except for the purpose of securing borrowing from banks or other financial institutions in the ordinary course of business not exceeding US$4,000,000 (or its equivalent in another currency or currencies) in a single transaction for any Group Company and not exceeding US$20,000,000 (or its equivalent in another currency or currencies) in the aggregate in any financial year for any Group Company; or

(o) any action by a Group Company (if applicable) to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

Section 7.3 In addition to such other limitations as may be provided in the Restated Articles, for so long as Zhen Fund holds any Series Seed-1 Preferred Shares, the following act of the Group Companies, whether in a single transaction or series of related transactions, whether directly or indirectly and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, shall require the prior written approval of Zhen Fund: any amendment of the Restated Articles which adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series Seed-1 Preferred Shares in a manner disproportionally different than the Series A Preferred Shares.

For the avoidance of doubt, if the foregoing matter requires the approval by way of a Special Resolution (as defined in the Restated Articles), and if the Shareholders vote in favor of such act but the approval of Zhen Fund has not been obtained, then Zhen Fund shall carry 34% of the votes on such Special Resolution.

Section 7.4 Term. The provisions under this Article VII shall terminate upon the earlier to occur of (i) the closing of a Qualified IPO, or (ii) a Liquidation Event.

ARTICLE VIII

DRAG ALONG

Section 8.1 If prior to the closing of a Qualified IPO, the Approving Shareholders (as defined below) vote in favor of or otherwise consent in writing to sell or transfer all or substantially all of the shares, assets or business of the Company in any transaction or a series of transactions that would qualify as a Liquidation Event (a “Change of Control”), then the Company shall promptly notify each of the remaining shareholders of the Company (the “Remaining Shareholders”, including without limitation, each of the holders of Ordinary Shares and Preferred Shares who are not Approving Shareholders) in writing of such vote, consent or agreement and the material terms and conditions of such Change of Control, whereupon each Remaining Shareholder shall, in accordance with instructions received from the Company (the “Drag Along Instructions”), vote all of its voting securities of the Company in favor of, otherwise consent in writing to, or otherwise sell or transfer all of their shares in such Change of Control (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Shareholder has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed to by the Approving Shareholders, provided, however, that such terms and conditions, including with respect to price paid or received per share, may differ between the Ordinary Shares and the Preferred Shares (including without any limitation, in order to reflect any liquidation preference of the Preferred Shares and participation rights of the Preferred Shares). For purpose of this Article VIII, the “Approving Shareholders” shall mean (i) the holders of more than fifty percent (50%) of the then outstanding Ordinary Shares (excluding any Ordinary Shares converted from Preferred Shares) voting as a separate class, (ii) holders of a majority of the then outstanding Series A Preferred Shares, voting as a separate class on an as converted basis, (iii) holders of a majority of the then outstanding Series B Preferred Shares, voting as a separate class on an as converted basis, and (iv) holders of a majority of the then outstanding Series C Preferred Shares, voting as a separate class on an as converted basis.

Section 8.2 In furtherance of the foregoing, the Company is hereby expressly authorized by each Remaining Shareholder to take any or all of the following actions on such Remaining Shareholder’s behalf (to be extent permitted by applicable laws, without receipt of any further consent by such Remaining Shareholder), provided such Remaining Shareholder fails to take necessary actions as required under the Drag Along Instructions, to: (i) vote all of the voting securities of such Remaining Shareholder in favor of any such Change of Control; (ii) otherwise consent on such Remaining Shareholder’s behalf to such Change of Control; (iii) sell all of such Remaining Shareholder’s shares in such Change of Control, in accordance with the terms and conditions of this Article VIII; and (iv) act as the Remaining Shareholder’s attorney in fact in relation to any such Change of Control and have the full authority to sign and deliver, on behalf of such Remaining Shareholder, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Shareholder has lost or misplaced the relevant share certificate. Notwithstanding the foregoing provisions of this Article VIII, the Remaining Shareholders shall not be obligated to vote, consent and/or sell their shares in connection with any such Change of Control to the extent that all of the Approving Shareholders do not also do so with respect to all Company shares held by them.

Section 8.3 Term. The provisions under this Article VIII shall terminate upon the earlier to occur of (i) the closing of a Qualified IPO, or (ii) a Liquidation Event.

ARTICLE IX

COVENANTS; UNDERTAKINGS

Section 9.1 Controlled Foreign Corporation. The Company will provide written notice to the Investors as soon as practicable if at any time the Company becomes aware that it or any Group Company has become a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the United States Internal Revenue Code of 1986 (the “Code”). Upon written request of any Investor who is a United States shareholder within the meaning of Section 951(b) of the Code, the Company will (i) use commercially reasonable efforts to provide in writing such information as is in its possession and reasonably available concerning its shareholders to assist such Investor in determining whether the Company is a CFC and (ii) provide such Investor with reasonable access to such other Company information as is in the Company’s possession and reasonably available as may be required by such Investor (A) to determine the Company’s status as a CFC, (B) to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or (C) to allow such Investor to otherwise comply with applicable United States federal income tax laws; provided that the Company may require such Investor to enter into a confidentiality agreement in customary form. If the Company is, in the reasonable opinion of the Company’s tax advisors or the reasonable opinion of a holder of Special Preferred Shares, a CFC, the Company shall to the extent permitted by law, pay to such holder of Special Preferred Shares (whether by way of distribution or otherwise) an amount equal to 50% of the undistributed earnings of the Company that are included in the gross income of such holder of Special Preferred Shares pursuant to Section 951 of the Code. Payment hereunder shall be made to such holder of Special Preferred Shares not later than sixty (60) days following the end of taxable years for such holder of Special Preferred Shares.

Section 9.2 Passive Foreign Investment Company. The Company shall use its commercially reasonable efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the current and any future taxable year. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify each Investor of such status or risk, as the case may be, in each case no later than forty-five (45) days following the end of the Company’s taxable year. In connection with a “Qualified Electing Fund” election (a “QEF Election”) made by an Investor pursuant to Section 1295 of the Code or a “Protective Statement” filed by an Investor pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide such Investor with annual financial information in the form to the satisfaction of such Investor as soon as reasonably practicable following the end of each taxable year of such Investor (but in no event later than forty-five (45) days following the end of each such taxable year), and shall, upon the request in writing by any Investor, provide such Investor with access to such other information, as is in the Company’s possession and reasonably available, as may be required for purposes of filing U.S. federal income tax returns in connection with such QEF Election or Protective Statement. In the event that it is determined by the Company’s or such Investor’s tax advisors that the control documents in place between one or more of the Company’s wholly owned subsidiaries and/or the Company, on the one hand, and any of the Group Companies organized in the PRC that is not a wholly foreign owned enterprise, on the other hand, does not allow the Company to look through the Group Companies to their assets and income for purposes of the PFIC rules and regulations under the Code, the Company shall use its commercially reasonable efforts to take such actions as are reasonably necessary or advisable, including the amendment of such control documents, to qualify for such look-through treatment of the Group Companies under the PFIC rules and regulations under the Code. The Company is currently and at all times will be classified as a corporation (and not as a partnership) for U.S. federal income tax purposes and will not take any action (including the making of any election) inconsistent with such classification as a corporation.

Section 9.3 Subsidiary Covenants. The Company shall at any time institute and shall keep in place arrangements satisfactory to the Board, including the approval of the Series A Director, the Series B Director and the Series C Director, such that the Company (i) will control the operations of any Group Company and (ii) will be permitted to properly consolidate the financial results for such entity in consolidated financial statements for the Company prepared under the US GAAP. The Company shall, and shall cause each Group Company and use its commercially reasonable efforts to cause such Group Company’s respective directors, officers, employees, agents and other Persons acting on its behalf or purporting to act on its behalf to, comply with the US Foreign Corrupt Practices Act, as amended, in all material respects and the Company and each Group Company shall use their commercially reasonable efforts to ensure that it and their respective Affiliates and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official (as defined below) with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a US Person), or any other applicable similar anti-corruption, recordkeeping and internal controls laws, or (c) establish or maintain any fund or assets in which any Group Company has rights that have not been recorded in its books and records of Group Company. “Public Official” means any executive, official, or employee of a governmental authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

Section 9.4 Additional Subsidiary Covenants. The Company shall take all necessary actions to maintain the PRC Companies and other subsidiaries, whether now in existence or formed in the future (the “Subsidiaries”), as is necessary to conduct the Company’s business as conducted or as proposed to be conducted. The Company shall use its commercially reasonable efforts to cause each Subsidiary to comply in all material respects with all applicable laws, rules, and regulations. All material aspects of such formation, maintenance and compliance of each Subsidiary shall be subject to the review, approval and oversight by the Board, including the approval of the Series A Director, the Series B Director and the Series C Director. The Company shall cause each Subsidiary to have a board of directors (each, a “Subsidiary Board”) as its governing and managing body and each member thereof shall serve at the pleasure of the Company and shall be reasonably acceptable to the Board, provided, however, the Subsidiary Board shall be constituted or re-constituted in a way so that each Subsidiary shall have the same number of directors as the Company, and the Investors shall be entitled to appoint the same number of directors to each Subsidiary as they are entitled to appoint to the Company.

Section 9.5 Organization and Structuring of PRC Companies. The Company, each Group Company and the holders of Ordinary Shares covenant and agree to take such actions, to enter into, amend and/or terminate such agreements, to obtain such governmental approvals and make such governmental filings, and to undertake such additional initiatives, and to cause the Company’s shareholders and each Group Company and their respective shareholders to take such actions, to enter into, amend and/or terminate such agreements, to obtain such governmental approvals and make such governmental filings, and to undertake such additional initiatives, to reform the organizational structure of any Group Company, as may be reasonably requested by the Board: (a) to secure, to the extent commercially beneficial to the Company and permissible under PRC and Hong Kong law, the Company’s full ownership of and/or control over each Group Company, (b) to secure the Company’s ability to benefit and profit from the financial activities of each Group Company without restriction under PRC and Hong Kong law, (c) to allow the Company to consolidate the financial results of all the Group Companies with its own financial results under the US GAAP, (d) to obtain any and all governmental licenses, permits, authorizations, consents and approvals that may, in the reasonable judgment of the Investors, be required by any Group Company to carry on its business in compliance with the applicable laws as presently conducted or as proposed to be conducted, (e) to cause a representative of each Investor to become a shareholder of each Domestic Company holding a percentage of ownership in the registered capital of such Domestic Company equals to the percentage of then outstanding share capital of the Company (on an as-converted basis) that is owned by such Investor, at any time as requested by the Investors, and (f) to complete such other structural, control and organizational matters and related documentation, and to obtain such other governmental approvals, related to the Group Companies and their operations as reasonably requested by the Board, including the approval of the Series A Director, the Series B Director and the Series C Director.

Section 9.6 Full Time Commitment. Each Founder undertakes and covenants to the Investors that, commencing from the date of this Agreement until the first (1st) anniversary of a Qualified IPO or a Change of Control, he shall commit all of his efforts to furthering the business of the Group Companies and shall not, without the prior written consent of the Investors, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any other entity whether (A) through the ownership of any equity interest in such entity, or (B) by occupying half or more of the board seats of the entity; or (C) by contract or otherwise; or (ii) devote time to carry out the business operation of any other entity.

Section 9.7 Non-Compete. To the extent allowed by applicable law, each of the Founders hereof undertakes to the Investors that during his term of employment at a Group Company and within two (2) years thereafter, neither he nor any of his Associates (as defined below) will directly or indirectly:

(a) until the consummation of a Qualified IPO or the full redemption of all Special Preferred Shares held by the Investors pursuant to the Restated Articles of the Company, whichever is earlier (“Restriction Period”), participate, assist, be concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, which is in competition with the business carried on by any Group Company at any time during the Restriction Period;

(b) during the Restriction Period, solicit in any manner any Person who is or has been during the Restriction Period a customer or client of any Group Company for the purpose of offering to such Person any goods or services similar to or competing with any of the businesses conducted by any Group Company at any time during the Restriction Period;

(c) during the Restriction Period, solicit or entice away, or endeavor to solicit or entice away, any employee or officer of any Group Company; or

(d) at any time disclose to any Person, or use for any purpose, any information concerning the business, accounts, finance, transactions or intellectual property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies.

For purpose of this Agreement, “Associate” means, in relation to an individual, his spouse, his child or step-child, his parents, his grandparents, his brother and sisters, any Person acting under his instructions (pursuant to an agreement or arrangement, formal or otherwise) and any Person controlled by him.

Section 9.8 No Avoidance; Voting Trust. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any shares or deposit any shares in a voting trust or other similar arrangement.

Section 9.9 Term. Except as otherwise provided in Section 9.6, the provisions under this Article IX shall terminate upon the earlier to occur of (i) the closing of a Qualified IPO, or (ii) a Liquidation Event.

ARTICLE X

GENERAL PROVISIONS.

Section 10.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.1 by giving the other party written notice of the new address in the manner set forth above.

Section 10.2 Entire Agreement. This Agreement, together with all the exhibits hereto constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

Section 10.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong SAR without regard to principles of conflicts of law thereunder.

Section 10.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

Section 10.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement. Unless expressly provided to the contrary in this Agreement, a Person who is not a Party may not enforce any of its terms under the Contracts (Rights of Third Parties) Ordinance of Hong Kong.

Section 10.6 Successors and Assigns. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such provisions. Notwithstanding anything contrary in this Agreement, this Agreement and the rights and obligations herein may be assigned or transferred by any Investor to (A) its partners or former partners in accordance with partnership interests, (B) a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of such Investor, (C) its members or former members in accordance with their interest in the limited liability company, or (D) any of its Affiliates; provided that in each case the transferee will agree by executing a Deed of Adherence in the form attached hereto as Exhibit B to be subject to the terms of this Agreement to the same extent as if it were an original Investor hereunder.

Section 10.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

Section 10.8 Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original. Facsimile, e-mail or other electronic signatures shall have the same legal effect as original signatures.

Section 10.9 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

Section 10.10 Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or Persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

Section 10.11 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail between the Shareholders only. The Shareholders agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

Section 10.12 Dispute Resolution.

(a) Negotiation Between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 10.12(b) shall apply.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (b). There shall be one (1) arbitrator jointly nominated by parties, who shall be qualified to practice the laws of the Hong Kong SAR. In the event that the parties cannot jointly agree on an arbitrator, the HKIAC shall appoint an arbitrator. The arbitral proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the parties thereto.

Section 10.13 Further Actions. Each shareholder of the Company agrees that it shall use its best effort to enhance and increase the value and principal business of the Group Companies.

Section 10.14 Effective Date. This Agreement shall become effective (a) with respect to any of the Group Companies, the Founders and the Persons that hold or are acquiring any Equity Securities as of the date hereof, upon such party’s due execution and delivery of this Agreement, and (b) with respect to any other Person that becomes a holder of any Equity Securities pursuant to Section 10.16, upon its due execution and delivery of an additional counterpart signature page to this Agreement.

Section 10.15 Waiver. The Company acknowledges that each of the Investors will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (i) the technologies, plans and services, and plans and strategies relating thereto of such Investor, (ii) current and future investments such Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries. The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries. Such Information may or may not be known by the Series A Director, the Series B Director and/or the Series C Director. The Company, as a material part of the consideration for this Agreement, agrees that the Series A Director, the Series B Director and the Series C Director shall have no duty to disclose any Information to the Company or any of its Subsidiaries, or permit the Company or any of its Subsidiaries to participate in any projects or investments based on any such Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Investors’ ability to pursue opportunities based on such Information or that would require any of the Investors, the Series A Director, the Series B Director, the Series C Director or their representative(s), to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries.

Section 10.16 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues any additional Series C Preferred Shares after the date hereof, any purchaser of such Series C Preferred Shares may become a party to this Agreement by executing and delivering to the Company an additional counterpart signature page to this Agreement and thereafter shall be deemed a “Series C Shareholder” and an “Investor” for all purposes hereunder. Schedule A Schedule A-5 and Schedule A Schedule A-5 Exhibit A hereto shall be updated to reflect the issuance of such additional Series C Preferred Shares. No action or consent by any other Investor shall be required for such joinder to this Agreement by such purchaser.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES

EHang Holdings Limited

By:	/s/ Huazhi Hu
Name:	Huazhi Hu (胡华智)
Title:	Director

EHANG, Inc.

By:	/s/ Huazhi Hu
Name:	Huazhi Hu (胡华智)
Title:	Director

Ehfly Technology Limited

By:	/s/ Huazhi Hu
Name:	Huazhi Hu (胡华智)
Title: Director

EHang GmbH

By:	/s/ Huazhi Hu
Name:	Huazhi Hu (胡华智)
Title: Director

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES

Beijing Chuangshi Intelligence Technology Co., Ltd. (北京创世智慧科技有限公司)

By:	/s/ Huazhi Hu
Name:	Huazhi Hu (胡华智)
Title:	Legal Representative

Beijing Ehang Tianchuang Intelligence Technology Co., Ltd. (北京亿航天创智能科技有限公司)

By:	/s/ Huazhi Hu
Name:	Huazhi Hu (胡华智)
Title:	Legal Representative

Ehang Intelligent Equipment (Guangzhou) Co., Ltd. (亿航智能设备（广州）有限公司)

By:	/s/ Huazhi Hu
Name:	Huazhi Hu (胡华智)
Title:	Legal Representative

Guangzhou EHang Intelligence Technology Co., Ltd. (广州亿航智能技术有限公司)

By:	/s/ Shangjin Guo
Name:	Shangjin Guo (郭尚进)
Title:	Legal Representative

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE BVI COMPANIES

Genesis Rising Limited

By:	/s/ Huazhi Hu
Name:	Huazhi Hu (胡华智)
Title:	Director

Xavier Rising Limited

By:	/s/ Yifang Xiong
Name:	Yifang Xiong (熊逸放)
Title:	Director

Ballman Inc.

By:	/s/ Shang-Wen Hsiao
Name:	Shang-Wen Hsiao
Title:	Director

THE FOUNDERS

/s/ Huazhi Hu
Name: Huazhi Hu (胡华智)

/s/ Yifang Xiong
Name: Yifang Xiong (熊逸放)

/s/ Shang-Wen Hsiao
Name: Shang-Wen Hsiao

/s/ George Yan
Name: George Yan

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES SEED SHAREHOLDERS

Zhen Partners Fund II, L.P.

By: Zhen Partners Management (MTGP) II, L.P. its General Partner

By: Zhen Partners Management (TTGP) II, Ltd.
its General Partner

By:	/s/ Susan Park
Susan Park, Authorized Signatory

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES SEED SHAREHOLDERS

Uranus Holding Group Limited

By:	/s/ Tianwei Jing
Name:	Tianwei Jing
Title:	Vice President

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES SEED SHAREHOLDERS

Partner Angel II Limited

By:	/s/ 孙真臻
Name:	孙真臻
Title:	基金合伙人

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES A SHAREHOLDERS

GGV Capital V L.P.
By:	GGV Capital V L.L.C., its General Partner

By:	/s/ Stephen Hyndman
Name:	Stephen Hyndman
Title:	Attorney in Fact

GGV Capital V Entrepreneurs Fund L.P.
By:	GGV Capital V L.L.C., its General Partner

By:	/s/ Stephen Hyndman
Name:	Stephen Hyndman
Title:	Attorney in Fact

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES A SHAREHOLDERS

Ballman Inc.

By:	/s/ Shang-Wen Hsiao
Name:	Shang-Wen Hsiao
Title:	Director

/s/ Wei Qi
Name:	Wei Qi

Yijun Holdings Limited

By:	/s/ Yong Wang
Name:	Yong Wang
Title:	Director

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES B SHAREHOLDERS

Zerotoone Holdings Limited

By:	/s/ Haoxiang Hou
Name:	Haoxiang Hou (侯昊翔)
Title:	Director

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES B SHAREHOLDERS

GP TMT Holdings Limited

By:	/s/ Fenglei Lu
Name:	Fenglei Lu (陆风雷)
Title:	Director

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES B SHAREHOLDERS

ORIENTAL FORTUNE (HONG KONG) CAPITAL CO., LIMITED 東方富海（香港）投資有限公司

By:	/s/ Qing Liu
Name:	Qing Liu (刘青)
Title:	Authorized Signatory (有权签署人)

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES B SHAREHOLDERS

GGV Capital V L.P.
By:	GGV Capital V L.L.C., its General Partner

By:	/s/ Stephen Hyndman
Name:	Stephen Hyndman
Title:	Attorney in Fact

GGV Capital V Entrepreneurs Fund L.P.
By:	GGV Capital V L.L.C., its General Partner

By:	/s/ Stephen Hyndman
Name:	Stephen Hyndman
Title:	Attorney in Fact

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES B SHAREHOLDERS

Zhen Partners Fund II, L.P.

By: Zhen Partners Management (MTGP) II, L.P. its General Partner

By: Zhen Partners Management (TTGP) II, Ltd. its General Partner

By:	/s/ Susan Park
Susan Park, Authorized Signatory

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WlTNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES B SHAREHOLDERS

CEF View Holdings Limited

By:	/s/ Donald Chang YE
Name:	Donald Chang YE
Title:	Director

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERIES B SHAREHOLDERS

Genesis Rising Limited

By:	/s/ Huazhi Hu
Name:	Huazhi Hu (胡华智)
Title:	Director

/s/ George Yan
Name:	George Yan

/s/ Zhao Li
Name:	Zhao Li

/s/ Yan Mu
Name:	Yan Mu

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C SHAREHOLDERS

Dragon Chariot Limited

For and on behalf of DRAGON CHARIOT LIMITED

By:	/s/ Tony Zhang
Name:	Tony Zhang
Title:	Managing Director Authorised Signature(s)

26. Dec. 2016

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C SHAREHOLDERS

Lung Biotechnology PBC

By:	/s/ Michael Benkowitz
Name:	Michael Benkowitz
Title:	President and Chief Operating Officer

[Signature Page to the Second Amended and Restated Shareholders Agreement]

SCHEDULE A-1

Founders

NAME	PRC ID/PASSPORT NO.	BVI COMPANY
Huazhi Hu (胡华智)	420600197701083017	Genesis Rising Limited
Yifang Xiong (熊逸放)	610202198905140053	Xavier Rising Limited
Shang-Wen Hsiao	214399379	Ballman Inc.
George Yan	545652002	N/A

SCHEDULE A-2

Series Seed Shareholders

NAME OF SERIES SEED	CLASS OF SHARES	NUMBER OF SHARES
Zhen Partners Fund II, L.P.	Series Seed-1 Preferred Shares	7,281,000
Uranus Holding Group Limited	Series Seed-2 Preferred Shares	7,281,000
Partner Angel II Limited	Series Seed-3 Preferred Shares	1,456,200

Sch-A-1

SCHEDULE A-3

Series A Shareholders

NAME	CLASS OF SHARES	NUMBER OF SHARES
GGV Capital V L.P.	Series A Preferred Shares	6,149,954
GGV Capital V Entrepreneurs Fund L.P.	Series A Preferred Shares	225,703
Ballman Inc.	Series A Preferred Shares	996,214
Wei Qi	Series A Preferred Shares	249,054
Yijun Holdings Limited	Series A Preferred Shares	498,107

Total		8,119,032

SCHEDULE A-4

Series B Shareholders

NAME	CLASS OF SHARES	NUMBER OF SHARES
Zerotoone Holdings Limited	Series B Preferred Shares	3,852,614
GP TMT Holdings Limited	Series B Preferred Shares	2,063,901
GGV Capital V L.P.	Series B Preferred Shares	1,327,225
GGV Capital V Entrepreneurs Fund L.P.	Series B Preferred Shares	48,709
Genesis Rising Limited	Series B Preferred Shares	1,375,934
ORIENTAL FORTUNE (HONG KONG) CAPITAL CO., LIMITED 東方富海（香港）投資有限公司	Series B Preferred Shares	550,373
CEF View Holdings Limited	Series B Preferred Shares	1,375,934
Zhen Partners Fund II, L.P.	Series B Preferred Shares	275,187
George Yan	Series B Preferred Shares	206,390
Zhao Li	Series B Preferred Shares	85,308
Yan Mu	Series B Preferred Shares	990,672

Total		12,152,247

Sch-A-2

SCHEDULE A-5

Series C Shareholders

NAME	CLASS OF SHARES	NUMBER OF SHARES
Dragon Chariot Limited	Series C Preferred Shares	2,548,708
LUNG Biotechnology PBC	Series C Preferred Shares	1,699,139

Total		4,247,847

Sch-A-3

EXHIBIT A

Notices

If to the Group Companies, the Founders, the BVI Companies, Wei Qi Yijun Holdings Limited, Zhao Li and Yan Mu:

Attn: Huazhi HU

Email: h@ehang.com

Address: Building 3, Yi Xiang Technology Park, No. 72, 2nd Nan Xiang Road, Science City, Huang Pu District, Guangzhou, Guangdong Province, PRC (510000)

(广州市黄埔开发区科学城南翔二路 72 号易翔科技园 3 号楼，邮编 510000)

If to GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P.:

3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, CA 94025, U.S.A.

Attn: Stephen Hyndman

Fax No. : +1 650 475 2151

Tel: +1 650 475 2150

with a copy to

Address: Unit 3501, IFC II, 8 Century Avenue, Shanghai 200120, P. R. C

Attn: Hongwei Jenny Lee

Fax No. : +86(21) 5403 5580

Tel: +86(21) 6161 1750

If to GP Capital:

Address: Unit 4901, 49/F, One Lujiazui, No. 68, Middle Yin Cheng Road, Pudong New Area, Shanghai, PRC (200120)

(上海市浦东新区银城中路 68 号时代金融中心 4901 室，邮编 200120)

Attn: Haoxiang Hou (侯昊翔)

Email: houhx@gpcapital.com.cn

Fax No.: +86 21 2032 9222

Tel: +86 21 2032 9355

with a copy to

Address: 5th Floor, The Center, 989 Changle Road, Shanghai, PRC (200031)

(上海市长乐路 989 号世纪商贸广场 5 楼，邮编 200031)

Attn: Alex Wang (王峰)

Email: alex.wang@dentons.com

Fax No. : +86 21 6432 6691

Tel: +86 21 2315 6188

Exh-A-1

If to Zhen Partners Fund II, L.P.:

Attn: Gina Shi

Address: Room 525, China World Trade Center 1, No. 1 of Jianguomenwai Avenue, Chaoyang District, Beijing, China

Tel: 86 10 6505 7935

Fax: 86 10 6505 4938

Email: gina@zhenfund.com

If to Uranus Holding Group Limited:

Attn: Tianwei Jing

Actual address: Unit 3617, China World Office 1, No. 1 Jian Guo Men Wai Ave., Beijing 100004, P. R. China

Tel:+86 ******

Fax: +86 10 6505 6299

Email: jingtianwei@leboxcap.com

If to Partner Angel II Limited:

Attn: GU Hao: guhao1114@qq.com

SUN Zhenzhen: zhensunpreangel@gmail.com

Tel: +86 ******

Address: Floor 1, No. 1 Building, No. 546 Yu Yuan Road, Jing’an District, Shanghai

If to ORIENTAL FORTUNE (HONG KONG) CAPITAL CO., LIMITED 東方富海（香港）投資有限公司:

Attn: Guoqiang Huang (黄国强)

Tel: +86 ******

Fax: +86 (10) 65865660

Address: Unit 3611, 36/F, Jia Sheng Zhong Xin, No. 19, Dong San Huan Road, Chaoyang District,

Beijing, PRC (北京市东三环北路甲 19 号嘉盛中心 361 1室)

If to CEF View Holdings Limited:

Attn: Yun Pun WongUnit 2301, 23/F, New World Tower 1

16 -18 Queen’s Road Central

Central, Hong Kong

Fax: +8523753 1266

With a copy to:

B23-B, Universal Business Park

No. 10 Jiuxianqiao RD

Chaoyang District, Beijing 100015, China

Attn: Sophie Zhang

Fax: +8610 5681 5788

Exh-A-2

If to Dragon Chariot Limited:

44/F, Bank of Guangzhou Building, No. 30 Pearl River East Road, Guangzhou, China (广州市珠江东路 30 号广州银行大厦 44 层)

If to LUNG Biotechnology PBC:

United Therapeutics Corporation 1735 Connecticut Avenue, N.W., Washington, D.C., 20009, USA

Exh-A-3

EXHIBIT B

Form of Deed of Adherence

To: [            ]

Parties to the Shareholders Agreement (as defined below)

From:

Date:

Dear Sirs,

Deed of Adherence

The undersigned hereby agree and covenant with each of you pursuant to this Deed of Adherence that the undersigned will abide by all the provisions of the Second Amended and Restated Shareholders Agreement entered into by and among the Company and each of the parties named therein, dated as of December [•], 2016, as amended from time to time (the “Shareholders Agreement”), as the Investor under the terms of the Shareholders Agreement and a party to the

Shareholders Agreement.

[_________________]

By:
Name:
Title:

Address:

Exh-B-1